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                            THE METZLER GROUP, INC.
                         EMPLOYEE STOCK PURCHASE PLAN

1.   PURPOSE

The purpose of The Metzler Group, Inc. Employee Stock Purchase Plan is to provide eligible Employees of The Metzler Group, Inc. and its Affiliates with an opportunity to acquire a proprietary interest in the Company through the purchase of Common Stock of the Company on a payroll deduction basis. It is believed that participation in the ownership of the Company will be to the mutual benefit of the eligible Employees and the Company. It is intended that this Plan shall constitute an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

2.   DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings. Wherever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

     (a)  Account means the funds accumulated with respect to an Employee as a
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     result of deductions from his paycheck for the purpose of purchasing Common
     Stock under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times prior to the purchase of the Common Stock, but may be commingled with the assets of the Company and used for general corporate purposes. No interest shall be paid or accrued on any funds accumulated in the Accounts of Employees.

     (b)  Affiliate means a corporation, as defined in Section 424(f) of the
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     Code, that is a parent or subsidiary of the Company, direct or indirect.

     (c)  Board means the Board of Directors of the Company.
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     (d)  Code means the Internal Revenue Code of 1986, as amended.
          ----

     (e)  Committee means the committee to which the Board delegates the power
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     to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected.

     (f)  Common Stock means the shares of common stock of the Company, $.01 par
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     value.

     (g)  Company means The Metzler Group, Inc., a Delaware corporation, and any
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     corporate successor to all or substantially all of the assets or voting stock of the Company.
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     (h)  Compensation means the compensation paid to an Employee by the Company
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     during a payroll period for federal income tax purposes, as reported on an
     Employee's Form W-2 (or comparable reporting form) for income tax withholding purposes.

     (i)  Effective Date means the date the Plan is adopted by, and made
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     effective by, the Board, subject to the limitations of Section 16.

     (j)  Employee means any person except Officers who is employed by the
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     Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty (20) hours per week.

     (k)  Offering Date means the date on which the Committee grants Employees
          -------------
     the option to purchase shares of Common Stock.

     (l)  Offering Period means the period between the Offering Date and the
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     Purchase Date.

     (m)  Purchase Date means the date on which the Committee purchases the
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     shares of Common Stock, which date shall be the last day of an Offering
     Period.

     (n)  Participant means an Employee who elects to participate in the Plan.
          -----------

     (o)  Plan means The Metzler Group, Inc. Employee Stock Purchase Plan.
          ----

3.   ELIGIBILITY

All Employees except Officers of the Company and, if designated by the Board, any Affiliate, who are employed by the Company and/or such designated Affiliate on the Effective Date, shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each other Employee of the Company and/or a designated Affiliate shall be eligible to participate on the first to occur of (i) the Offering Date coincident with or next following the Employee's first day of employment, or (ii) the first day of any calendar month coincident with or next following the Employee's first day of employment.

4.   ADMINISTRATION

The Plan shall be administered by the Committee, which shall consist of not less than two (2) members of the Board. Subject to the provisions of the Plan, the Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, and application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. Notwithstanding anything to the contrary in the Plan, the Committee shall have the discretion to modify the terms of the Plan with respect to Participants who reside outside of the United States or who are employed by a subsidiary of the Company that has been formed under the laws of any foreign country, if such modification is necessary in order to conform such terms to the requirements of local laws.

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

5.   STOCK

     (a) The Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares, shares acquired on the open market, and/or shares originally issued for such purpose. The aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall not exceed three hundred thousand (300,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in subparagraph (b) below. If the total number of shares that otherwise would have been acquired under the Plan on any Purchase Date exceeds the number of shares of Common Stock then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to the Participants' authorizations shall be reduced accordingly, or refunded to the Participants, as the case may be, and the Company shall give written notice of such reduction or refund to each affected Participant.

     (b) Appropriate adjustments in the aggregate number of shares of Common Stock that shall be made available for purchase under the Plan shall be made to give effect to any mergers, consolidations, acquisitions, reorganizations, stock splits, stock dividends, or other relevant changes in the capitalization of the Company occurring after the Effective Date. The establishment of the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or otherwise transfer all or any part of its business or assets. Adjustments under this Section 5 shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

     (c) A Participant shall not have any interest in shares covered by his authorized payroll deduction until shares of Common Stock are acquired for his Account.

6.   PARTICIPATION

     (a) Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the first day of the month (or the next Offering Date, if earlier) following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the end of any month (or prior to an Offering Date, if applicable), it shall become effective on the first day of the month that is fifteen (15) or more days following delivery of the authorization form to the Committee.

     (b) At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one

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     percent (1%) and a maximum of fifteen percent (15%) of the Participant's
     Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

          (i) The Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing an authorization form with the Company; and

          (ii) The Participant may, at any time during any Offering Period, increase the rate of his payroll deduction by filing an authorization form with the Committee. The Participant may not, however, effect more than one (1) such increase per Offering Period.

New deduction rates shall become effective as soon as practicable after the authorization form is filed with the Committee.

     (c) All Compensation deductions made for a Participant shall be credited to his Account. Except as may otherwise be provided by the Committee under
     Section 4, a Participant may not make any separate cash payment into his Account.

7.   PURCHASE OF SHARES

     (a) On the date when a Participant's authorization form for a deduction becomes effective, and on each Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made. In addition to the foregoing, any cash dividends paid on shares of Common Stock held in his Account shall be added to the Account, and used to purchase Common Stock as otherwise provided herein.

     (b) The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to eighty-five percent (85%) of the lesser of (i) the "fair market value" of a share of Common Stock on the Offering Date (or, if later, on the date the Participant's authorization form becomes effective, as set forth in Section
     6), or (ii) the "fair market value" of a share on the Purchase Date. However, if a Participant enters the Plan on other than the Offering Date, the clause (i) amount shall in no event be less than the fair market value per share of Common Stock on the Offering Date. Fair market value shall be defined as the closing sales price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of valuation, or if none, on the most recent trade date thirty
     (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the

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     fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

8.   TIME OF PURCHASE

From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price. Each Offering Period shall be for a specified period of time to be fixed by the Committee and shall be for no less than one month and no more than twenty-seven (27) months' duration. Each Participant who elects to purchase shares of Common Stock hereunder shall be deemed to have exercised his option automatically on such date of purchase. Administrative and commission costs on purchases shall be paid by the Company. The Committee shall cause to be delivered periodically to each Participant a statement showing the aggregate number of shares of Common Stock in his Account, the number of shares of Common Stock purchased for him in the preceding Offering Period, his aggregate Compensation deductions for the preceding Offering Period, the price per share paid for the shares of Common Stock purchased for him during the preceding Offering Period, and the amount of cash, if any, remaining in his Account at the end of the preceding Offering Period.

A Participant may request delivery to him of the cash in his Account or of the shares of Common Stock held in his Account at any time (subject to any limitations imposed by Section 16(b) of the Securities Exchange Act of 1934), and the delivery thereof shall be made at such regular time as the Company or its transfer agent shall determine. If such delivery is required at a time other than the normal transfer date set by the Company or its transfer agent, the Participant requesting such transfer shall pay the costs thereof. All of the cash deposits in his Account shall be paid to him promptly after receipt of notice of withdrawal, without interest. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered in the name of the Participant or, if the Participant so directs in writing to the Committee, in the name of the Participant and such person(s) as may be designated by the Participant, to the extent permitted by applicable law, and delivered to the Participant as soon as practicable after the request for a withdrawal. If a Participant wishes to sell the shares of Common Stock in his Account, he may notify the Committee to sell the same, in lieu of a distribution, of such shares, in which event all commission costs incurred in connection with the sale of the shares of Common Stock shall be borne by the Participant. The Company shall pay administrative costs associated therewith other than costs arising from a sale occurring at a time different from the prearranged dates set by the Company or its transfer agent for making such sales.

9.   CESSATION OF PARTICIPATION

A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee the Company shall distribute to the Participant all of his accumulated payroll deductions, without

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interest. If any Participant ceases participation in the Plan, no further
Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in Section 6.

10.  INELIGIBILITY

An Employee must be employed by the Company or an Affiliate on the Purchase Date in order to participate in the purchase for that Offering Period. If an option expires without first having been exercised, all funds credited to the Participant's Account shall be refunded without interest. If a Participant becomes ineligible to participate in the Plan at any time, all Compensation deductions made on behalf of the Participant that have not been used to purchase shares of Common Stock shall be paid to the Participant within sixty (60) days after the Committee determines that the Participant is not eligible to participate in the Plan.

11.  DESIGNATION OF BENEFICIARY

A Participant may file a written designation of a beneficiary who shall receive any shares of Common Stock (or remaining Compensation deductions) credited to the Participant's Account under the Plan in the event of such Participant's death prior to delivery to him of the certificates for such shares (or remaining Compensation deductions). The designation of a beneficiary may be changed by the Participant at any time by written notice given in accordance with rules and procedures established by the Committee. Upon the death of a Participant, and upon receipt by the Company of proof of the identity and existence, at the Participant's death, of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares of Common Stock (or remaining Compensation deductions) to such beneficiary. In the event of the death of the Participant, and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares (or remaining Compensation deductions) to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Company, in its sole discretion, may deliver such shares (or remaining Compensation deductions) to the Participant's spouse or to any one or more dependents or relatives of the Participant, or to such other person or persons as the Company may designate on behalf of the estate of such deceased Participant.

12.  TRANSFERABILITY

Neither Compensation deductions credited to a Participant's Account nor any rights with regard to Plan participation or the right to purchase shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by a Participant other than by will or the laws of descent and distribution; provided, however, that shares of Common Stock purchased on behalf of a Participant and left in his Account shall be subject to his absolute control. Any attempted assignment, transfer, pledge, or other disposition shall be void and without effect.

13.  AMENDMENT OR TERMINATION

The Board may, without further action on the part of the stockholders of the Company, at any time amend the Plan in any respect, or terminate the Plan, except that the Board may not, without consent of the stockholders:

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

     (a) Permit the sale of more shares of Common Stock than are authorized under Section 5;

     (b) Permit Compensation deductions at a rate in excess of the rate set forth herein;

     (c) Change the class of Affiliates to whose Employees are eligible to participate in the Plan; or

     (d) Effect a change inconsistent with Section 423 of the Code or the regulations issued thereunder.

14.  NOTICES

All notices or other communications by a Participant under or in connection with the Plan shall be deemed to have been duly given when received in writing by the Chief Financial Officer of the Company or when received in the form specified by the Committee at the location and by the person designated by the Committee for the receipt thereof.

15.  LIMITATIONS

Notwithstanding any other provisions of the Plan:

     (a) The Company intends that this Plan shall constitute an employee stock purchase plan within the meaning of Section 423 of the Code. Any provisions required to be included in the Plan under said Section, and under regulations issued thereunder, are hereby included as though set forth in the Plan at length.

     (b) No Employee shall be entitled to participate in the Plan if, immediately after the grant of an option hereunder, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or an Affiliate. For purposes of this Section 15, stock ownership shall be determined under the rules of Section 424(d) of the Code and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

     (c) No Employee shall be permitted to purchase Common Stock hereunder if his right and option to purchase Common Stock under this Plan and under all other employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Affiliates would result in an entitlement to purchase Common Stock in any one (1) calendar year in excess of a fair market value of $25,000 (determined at the time of grant).

     (d) All Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock that may be purchased pursuant to the Plan shall bear a uniform relationship to an Employee's Compensation. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

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     (e)  Nothing in the Plan shall confer upon any Employee the right to continue in the employment of the Company or any Affiliate or affect the right that the Company or any Affiliate may have to terminate the employment of such Employee.

     (f) No Participant shall have any right as a stockholder unless and until certificates for shares of Common Stock are issued to him or allocated to his Account.

     (g) If under any provision of the Plan that requires a computation of the number of shares of Common Stock to be purchased, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

     (h) The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any Participant in the conduct of his own affairs. A Participant, therefore, may sell shares of Common Stock purchased under the Plan at any time he chooses, subject to compliance with any applicable federal or state securities laws or any applicable Company restriction periods; provided, however, that because of certain federal tax requirements, each Participant shall agree, by entering the Plan:

          (i) promptly to give the Company notice of any shares of Common Stock disposed of within two (2) years after the date of grant of the applicable option, or within one (1) year of the Purchase Date, and the number of such shares disposed of (a "disqualifying disposition");

          (ii) that the Company may withhold, pursuant to Code (S)(S) 3102, 3301, and 3402, from his wages and other cash compensation paid to him in all payroll periods following in the same calendar year, any additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan; and

          (iii) that he shall repay the Company any amount of additional taxes the Company may become liable for in respect of amounts includable in his income as additional compensation as a result of a disqualifying disposition of Common Stock acquired under the Plan, or as a result of the acquisition of Common Stock under the Plan, that cannot be satisfied by withholding from the wages and other cash compensation paid to him by the Company.

     (i) This Plan is intended to comply in all respects with applicable law and regulations, including with respect to Participants who are officers or directors for purposes of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired

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

     thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3), so as to further the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended from time to time, and if required to comply with the rules promulgated thereunder, such Participants shall not be permitted to direct the sale of any Common Stock purchased hereunder until at six (6) months have elapsed from the date of a purchase hereunder, unless the Committee determines that the sale of the Common Stock otherwise satisfies the then current Rule 16b-3 requirements.

16.  EFFECTIVE DATE AND APPROVALS

The Plan shall become effective at a time when:

     (a)  the Plan has been adopted by the Board; and

     (b) a registration statement on Form S-8 under the Securities Act of 1933, as amended, has become effective with respect to the Plan; and

     (c) the Committee has notified the eligible Employees that they may commence participation in the Plan; and

     (d) the Plan is approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event such stockholder approval is not obtained, the Plan shall terminate and have no further force or effect, and all amounts collected from the Participants during any initial Offering Period(s) hereunder shall be refunded.

Unless sooner terminated by the Board, or as set forth above, the Plan shall terminate upon the earlier of (i) the tenth (10th) anniversary of the adoption of the Plan by the Board, or (ii) the date on which all shares available for issuance under the Plan shall have been sold under the Plan.

17.  APPLICABLE LAW

All questions pertaining to the validity, construction, and administration of the Plan shall be determined in conformity with the laws of Illinois, to the extent not inconsistent with Section 423 of the Code and the regulations thereunder.

Adopted the 14th day of March, 1997.

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

                              FIRST AMENDMENT TO
                            THE METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended, effective October 1, 1997 as follows:

     1. Section 8 shall be amended to add the following sentence to the second paragraph thereof:

     "If, within two (2) years of an Offering Date or within one (1) year of the Purchase Date associated with such Offering Date, the Participant requests delivery to him of the shares of Common Stock held in his Account and purchased during such Offering Period, or otherwise notifies the Committee to sell such associated shares of Common Stock held in his Account, the Participant shall be required to cease participation in the Plan effective as of the date of such request or notification. The Participant may recommence participation in the Plan thereafter in accordance with Section 9 of the Plan."

     2.  Section 9 of the Plan shall be amended to add the following sentence:

     "After ceasing participation in the Plan, as required under Section 8 hereof, a Participant may reenter the Plan no earlier than the Offering Date that is coincident with or next follows the six (6) month anniversary of the date such cessation became effective."

     IN WITNESS WHEREOF, the Metzler Group, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 22/nd/ day of September, 1997.

                              The Metzler Group, Inc., a Delaware corporation

                              By: ____________________________

                              Its:____________________________

                              SECOND AMENDMENT TO
                            THE METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended, effective October1, 1997 as follows:

     1. Section 2(j) of the Plan shall be amended in its entirety to change the definition of "Employee" to read ad follows:

     "Employee means any person who is employed by the Company or an Affiliate on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he is customarily employed for more than twenty
     (20) hours per week."

     2. Section 3 of the Plan shall be amended in its entirety to change the paragraph entitled "Eligibility" to read as follows:

     "All employees except those individuals listed on Exhibit A, Section 16 Individuals, of the Insider Trading and Tipping Policy of The Metzler Group, Inc. shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each other Employee of the Company shall be eligible to participate on the first to occur of (i) the Offering Date coincident with or next following the Employee's first day of employment, or (ii) the first day of any calendar month coincident with or next following the Employee's first day of employment."

     IN WITNESS WHEREOF, the Metzler Group, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 1/st/ day of October, 1997.

                              The Metzler Group, Inc., a Delaware corporation

                              By: ____________________________________

                              Its:____________________________________

                              THIRD AMENDMENT TO
                            THE METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Metzler Group, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended, effective September 15, 1998 as follows:

     1.  Section 3 ("Eligibility") shall be amended to read ad follows:

     "All Employees, except those individuals listed on Exhibit A, Section 16 Individuals, of the Insider Trading and Tipping Policy of The Metzler Group, Inc., shall be eligible to participate in the Plan on the Effective Date. Subject to the enrollment limitations of Section 6, each other Employee of the Company and/or an Affiliate shall be eligible to participate on the Offering Date coincident with or next following the Employee's first day of employment."

     2.  Section 6(a) ("Participation") shall be amended to read as follows:

     "Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the next Offering Date following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the Offering Date, it shall become effective on the next Offering Date that is fifteen (15) or more days following delivery of the authorization form to the Committee. The Committee may, in its discretion, waive such fifteen (15) day delivery period for Employees of newly-acquired Affiliates."

     3. Section 7(b) ("Purchase of Shares") shall be amended to read as follows:

     "The purchase price for the shares of Common Stock to be purchased with payroll deductions from the Participant shall be equal to eighty-five percent (85%) of the lesser of (i) the "fair market value" of a share of Common Stock on the Offering Date (or, if later, on the date the Participant's authorization form becomes effective, as set forth in Section
     6), or (ii) the "fair market value" of a share on the Purchase Date. Fair market value shall be defined as the closing sales price of the Common Stock on the largest national securities exchange on which such Common Stock is listed at the time the Common Stock is to be valued. If the Common Stock is not then listed on any such exchange, the fair market value shall be the closing sales price if such is reported or otherwise the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of valuation, or if none, on the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the Common Stock is not then listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported in the National Daily Quotation Service for the date of valuation, or, if none, for the most recent trade date thirty (30) days or less prior to the date of valuation for which such quotations are reported. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee."

     4. Section 9 ("Cessation of Participation") shall be amended to read as follows:

     "A Participant may cease participation in the Plan at any time by notifying the Committee in writing of his intent to cease his participation. If such notice is received by the Committee, the Company shall distribute to the Participant all of his accumulated payroll deductions, without interest.
     If any Participant ceases participation in the Plan, no further Compensation deductions shall be made on his behalf after the effective date of his cessation, except in accordance with a new authorization form filed with the Committee as provided in Section 6. Notwithstanding anything herein contained to the contrary, if a Participant ceases participation in the Plan, as required under Section 8 hereof, he shall not be eligible to again participate in the Plan until the next Offering Date that is coincident with or next follows the expiration of two (2) full Offering Periods following the date such participation ceased."

     IN WITNESS WHEREOF, the Metzler Group, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 15/th/ day of September, 1998.

                              The Metzler Group, Inc., a Delaware corporation

                              By: ____________________________________

                              Its:____________________________________

                              FOURTH AMENDMENT TO
                         THE NAVIGANT CONSULTING, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Navigant Consulting, Inc. Employee Stock Purchase Plan (the "Plan") is hereby amended, effective February 15, 2000 as follows:

     1.  Section 6(a) ("Participation") shall be amended to read ad follows:

     "Each Employee may become a Participant in the Plan by authorizing a payroll deduction on a form provided by the Committee. Such authorization shall become effective on the next Offering Date following the delivery of the authorization form to the Committee; provided (i) that the Employee is eligible under Section 3 to participate in the Plan on such day and (ii) that if the authorization form is delivered to the Committee less than fifteen (15) days prior to the Offering Date, it shall become effective on the next Offering Date that is fifteen (15) or more days following delivery of the authorization form to the Committee. Notwithstanding the foregoing, the Committee may allow an Employee's authorization of such payroll deduction pursuant to this Section 6(a) to become effective at a selected time or times during an Offering Period, provided such allowance is applied uniformly to all Employees."

     2.  Section 6(b) ("Participation") shall be amended to read as follows:

     "At the time an Employee files his authorization for a payroll deduction, he shall elect to have deductions made from each paycheck that he receives, such deductions to continue until the Participant withdraws from the Plan or otherwise becomes ineligible to participate in the Plan. Authorized payroll deductions shall be for a minimum of one percent (1%) and a maximum of fifteen percent (15%) of the Participant's Compensation. The deduction rate so authorized shall continue in effect through the Offering Period and each succeeding Offering Period, except to the extent such rate is changed in accordance with the following guidelines:

          (i) The Participant may, at any time during any Offering Period, reduce his rate of payroll deduction by filing an authorization form with the Company; and

          (ii) The Participant may, at any time during any Offering Period, increase the rate of his payroll deduction by filing an authorization form with the Committee.

     New deduction rates shall become effective as soon as practicable after the authorization form is filed with the Committee."

     IN WITNESS WHEREOF, Navigant Consulting, Inc. has caused this Amendment to be executed by its officer hereto duly authorized this 15th day of February, 2000.

                              Navigant Consulting, Inc.

                              By: ____________________________________

                              Its:____________________________________

                            FIFTH AMENDMENT TO THE
                              METZLER GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Metzler Group, Inc. Employee Stock Purchase Plan (the `` Plan'' ) is hereby amended effective November 30, 2000, subject to shareholder approval, as follows:

     1. Subsection (g) of Section 2 will be amended in its entirety to change the definition of "Company" to read as follows:

     "'Company' means Navigant Consulting, Inc., a Delaware corporation, and any successor thereto."

     2. Subsection (o) of Section 2 will be amended in its entirety to change the name of "Plan" to read as follows:

     "'Plan' means the "Navigant Consulting, Inc. Employee Stock Purchase Plan."

     3. The second sentence of Subsection (a) of Section 5, "Stock," will be deleted in its entirety and substituted with the following:

     "The aggregate number of shares of Common Stock that will be made available for purchase under the Plan will not exceed 750,000 shares of Common Stock, plus an annual increase to be added each January 1 in an amount equal to the lesser of (i) 500,000 shares of Common Stock or (ii) 1.2% of the issued and outstanding shares of Common Stock; provided, however, that the aggregate number of shares of Common Stock available will be subject to adjustment upon changes in capitalization of the Company as provided in Subsection B below."

     4. The first sentence of Subsection (a) of Section 7, "Purchase of Shares," will be deleted in its entirety and substituted with the following:

     "On the date when a Participant's authorization form for a deduction becomes effective, and on each Offering Date thereafter, he shall be deemed to have been granted an option to purchase as many full shares of Common Stock as he will be able to purchase with the Compensation deductions credited to his Account during the payroll periods within the applicable Offering Period for which the Compensation deductions are made, subject to the limit set forth in Subsection J of Section 15."

     5. The first sentence of Section 8, "Time of Purchase," will be deleted in its entirety and substituted with the following:

     "From time to time, the Committee shall grant to each Participant an option to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock that the accumulated payroll deductions to be credited to his Account during the Offering Period may purchase at the applicable purchase price, subject to the limit set forth in Subsection (j) of Section 15."

     6. Section 15, "Limitations," will be amended by adding at the end thereof the following new Subsection (j):

     "Notwithstanding anything contained herein to the contrary, the maximum number of shares of Common Stock that may be purchased by any Employee during any Purchase Period shall not exceed 7,000, subject to adjustment in the manner described in Subsection B of Section 5. In the event that the maximum number of shares of Common Stock is purchased by an Employee during any Offering Period and cash remains credited to the Employee's account, such cash shall be delivered as soon as practicable to such Employee."

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of November 30, 2000.

                              NAVIGANT CONSULTING, INC.

                              By: _________________________

                              Its:_________________________

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